 OLD REPUBLIC International Corporation
          307 North Michigan Avenue
          Chicago, Illinois 60601
          (312) 346-8100

April 17, 2015

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

RE:         Old Republic International Corporation
Commission File No. 001-10607
Definitive Proxy Material

Gentlemen:

I am filing, pursuant to Rule 14a-6 of Regulation 14A under Sub-section 14 of the Securities Exchange Act of 1934, a definitive copy of the Notice, Proxy Statement and form of Voting Stock Proxy solicitation materials for the Annual Meeting of Shareholders of Old Republic International Corporation (the “Company”) to be held on May 22, 2015.  Definitive copies of the proxy materials, together with the Annual Report to Shareholders, will first be available to shareholders of the Company no earlier than April 17, 2015.

Pursuant to sub-part 232.101(b)(1) of Regulation S-T, the Company has elected not to submit its Annual Report to Shareholders in an electronic format.  In accordance with Rule 14a-3(c), seven copies will be filed separately with the Commission.

Sincerely yours,

/s/ William J. Dasso

William J. Dasso
Counsel

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